Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of Touchstone Ohio Tax-Free Money Market Fund (a portfolio of Touchstone Tax-Free Trust) into Federated Ohio Municipal Cash Trust (a portfolio of the Trust), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue		March 19, 2015
John F. Donahue	Trustee

/s/ J. Christopher Donahue		March 19, 2015
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ Lori A. Hensler		March 19, 2015
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		March 19, 2015
John. T. Collins	Trustee

/s/ Maureen Lally-Green		March 19, 2015
Maureen Lally-Green	Trustee

/s/ Peter E. Madden		March 19, 2015
Peter E. Madden	Trustee

/s/ Charles F. Mansfield, Jr.		March 19, 2015
Charles F. Mansfield, Jr.	Trustee

/s/ Thomas M. O’Neill		March 19, 2015
Thomas M. O’Neill	Trustee

/s/ P. Jerome Richey		March 19, 2015
P. Jerome Richey	Trustee

/s/ John S. Walsh		March 19, 2015
John S. Walsh	Trustee